EXHIBIT 10.6

FIFTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("this Amendment") is entered into on the 6th day of October, 1998, to be effective upon satisfaction of the conditions set forth herein, by and among MMI PRODUCTS, INC., a Delaware corporation ("MMI"), SECURITY FENCE SUPPLY CO., INC., a Maryland corporation ("Security") (MMI and Security are hereinafter collectively referred to as "Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Transamerica") (Fleet and Transamerica are hereinafter collectively referred to as "Lenders" and each as a "Lender"), and Fleet, as collateral agent for Lenders ("Collateral Agent").

RECITALS

A. MMI, Lenders and Collateral Agent have entered into that certain Amended and Restated Loan and Security Agreement, dated as of December 13, 1996, as amended by (i) that certain First Amendment to the Amended and Restated Loan and Security Agreement, dated as of April 15, 1997, (ii) that certain Second Amendment to the Amended and Restated Loan and Security Agreement, dated as of June 11, 1997, (iii) that certain Third Amendment to the Amended and Restated Loan and Security Agreement, dated as of February 18, 1998, and (iv) that certain Fourth Amendment to the Amended and Restated Loan and Security Agreement, dated as of April 14, 1998 (as amended, the "Loan Agreement").

B. Pursuant to the terms of that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated of even date herewith by and among MMI, Security and Henry F. Long, Jr. and Henry F. Long, III (each a "Seller" and, collectively the "Sellers"), MMI has agreed to purchase from Sellers, and Sellers has agreed to sell to MMI, all of the issued and outstanding capital stock of Security (the "Stock Acquisition").

C. Borrower, Lenders and Collateral Agent desire to amend the Loan Agreement and the Other Agreements (i) to allow and provide for the Stock Acquisition, (ii) to add Security as a Borrower thereunder and allow and provide for the extension of loans and advances to Security thereunder, and (iii) to allow and provide for certain other matters, all as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE 11

Amendments

Effective as of the Effective Date hereof, the Loan Agreement is hereby amended as follows:

2.01 Amendment to Section 1.1 of the Loan Agreement; Amendment of Certain Definitions. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a) The definition of "Borrower" is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Borrower - individually and collectively (unless the context otherwise requires), MMI and Security."

Furthermore, the definition of "Borrower" in the opening paragraph of the Loan Agreement shall be deemed to include both MMI and Security.

(b) The definition of "Guarantor" is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Guarantor - Parent, Security, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations."

(c) The definition of Guaranty Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"Guaranty Agreement" - (i) that certain Second Amended and Restated Unconditional Guaranty Agreement executed by Parent, pursuant to which Parent unconditionally guaranteed payment of the Obligations, as the same may be amended, supplemented or otherwise modified from time to time, and (ii) that certain Unconditional Guaranty Agreement executed by Security pursuant to which Security has unconditionally guaranteed payment of all of the Original Borrower Obligations, as the same may be amended, supplemented or otherwise modified from time to time."

2.02 Amendment to Section 1.1 of the Loan Agreement; Addition of Certain Definitions. Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in proper alphabetical order:

(a) "Applicable Margin - shall mean the following percentages determined as a function of Borrower's Adjusted Earnings From Operations as set forth on the most recent and timely Compliance Certificate delivered to Collateral Agent and each Lender by Borrower:

ADJUSTED EARNINGS FROM OPERATIONS	LIBOR MARGIN FOR REVOLVING CREDIT LOANS
Greater than $40,000,000	1.25%
Greater than $35,000,000 but equal to or less $40,000,000	1.50%
Greater than $30,000,000 but equal to or less $35,000,000	1.75%
Greater than $25,000,000 but equal to or less $30,000,000	2.00%
Greater than $20,000,000 but equal to or less $25,000,000	2.25%
Less than $20,000,000	2.50%

Borrower's Adjusted Earnings From Operations shall be determined as of the end of each fiscal quarter of Borrower, for the twelve-month period ending on such date, from the monthly financial statements of Borrower most recently delivered to Collateral Agent and each Lender together with a Compliance Certificate in accordance with Section 9.1(J)(ii) hereof. Any change in the Applicable Margin shall be effective upon the date of receipt by Collateral Agent of Borrower's quarter-end monthly financial statements and related Compliance Certificate. If Borrower fails to deliver a Compliance Certificate by the date required pursuant to Section 9.1.(J)(ii) hereof, the Applicable Margin shall be conclusively presumed to equal to the highest applicable LIBOR margin specified in the pricing table set forth above until the date of delivery of such Compliance Certificate."

(b) "Dated Assets - as defined in Section 2.7 of the Agreement."

(c) "Dated Liabilities - as defined in Section 2.7 of the Agreement."

(d) "Discount - Discount Fence Center, Inc., a Maryland corporation and a wholly owned Subsidiary of Security."

(e) "MMI - MMI Products, Inc., a Delaware corporation."

(f) "Original Borrower Obligations - as defined in Section 2.9 of the Agreement."

(g) "Security - Security Fence Supply Co., Inc., a Maryland corporation and a wholly owned Subsidiary of MMI."

2.03 Addition of new Section 1.4 to the Loan Agreement. The Loan Agreement is hereby amended by adding a new Section 1.4 thereto, which shall read in its entirety as follows:

"1.4 The Term 'Borrower' or 'Borrowers'. All references to 'Borrower' or 'Borrowers' herein shall refer to and include each of MMI and Security separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Collateral Agent and/or Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of 'Borrower' or 'Borrowers' under this Agreement and the other Loan Documents shall create a joint and several obligation of the Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the other Loan Documents, security interests granted under this Agreement and other Loan Documents in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term 'Obligations' shall include, without limitation, all obligations, liabilities and indebtedness of such corporations, or any one of them, to Collateral Agent and/or Lender, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual."

2.04 Addition of new Sections 2.7, 2.8 and 2.9 to the Loan Agreement. The Loan Agreement is hereby amended by adding a new Section 2.7, 2.8 and 2.9 thereto, which shall read in their entirety as follows:

"2.7 Joint and Several Liability; Rights of Contribution.

(A) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of all of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Collateral Agent and Lenders hereunder and a desire of the Borrowers that each Borrower execute and deliver to Collateral Agent and Lenders this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

(B) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Collateral Agent and Lenders for the full and prompt payment of the Obligations and the performance by each Borrower of its obligations hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Collateral Agent and/or any Lender on demand for and against any loss incurred by Collateral Agent and/or any Lender as a result of any of the obligations of any one or more of the Borrowers being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Collateral Agent and/or any Lender or any Person, the amount of such loss being the amount which Collateral Agent and/or any Lender would otherwise have been entitled to recover from any one or more of the Borrowers.

(C) It is the intent of each Borrower that the indebtedness, obligations and liability hereunder of no one of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this Section 2.7, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 2.7, (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 2.7. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 2.7 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder. In addition to and not in limitation of the foregoing provisions of this Section 2.7, the Borrowers and Lenders hereby agree and acknowledge that it is the intent of each Borrower and of Lenders that the obligations of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

2.8 Structure of Credit Facility. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lenders regarding each Borrower, the corporate structure of Borrowers, and the present financial condition of each Borrower. Each Borrower hereby agrees that Lenders shall have the right, in its their sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) restrict loans and advances between Borrowers, (ii) establish separate lockbox and dominion accounts for each Borrower, and (iii) establish such other procedures as shall be reasonably deemed by Collateral Agent and/or Lenders to be useful in tracking where Loans are made under this Agreement and the source of payments received by Collateral Agent for the benefit of Lenders on such Loans.

2.9 Original Borrower Obligations. Notwithstanding any other provision of the Notes or this Agreement to the contrary, it is hereby agreed that Security is not assuming payment of the unpaid principal balance of the Obligations which was incurred by MMI prior to October __, 1998 pursuant to the Loan Documents (the "Original Borrower Obligations"). However the parties hereto agree and acknowledge that the preceding sentence shall not (A) limit any contingent liability of Security for payment of any of the Original Borrower Obligations which arises pursuant to the Guaranty Agreement executed on October __, 1998 by Security, or (B) limit the Liens in favor of Lender granted by Security against the assets of Security as a result of Security becoming an additional named "Borrower", which Liens shall secure payment of all Obligations arising in connection with this Agreement, whether currently existing or hereafter arising. For purposes of determining on or after the date hereof which Obligations outstanding constitute Original Borrower Obligations, all payments received by Lender from MMI on account of the Obligations shall be deemed to be applied first in payment of the Original Borrower Obligations until such time as the Original Borrower Obligations shall have been reduced to zero, and thereafter to the other Obligations as hereinafter set forth."

2.05 Amendment to Section 3.1(A)(i)(b) of the Loan Agreement. Section 3.1(A)(i)(b) is hereby deleted in its entirety and the following is inserted in lieu thereof:

"(b) a rate per annum equal to the Eurodollar Base Rate plus the Applicable Margin then in effect for the Eurodollar Interest Period applicable thereto, and"

2.06 Amendment to Section 8.1(A) of the Loan Agreement. Section 8.1(A) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"(A) Organization and Qualification. MMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Security is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and where the failure to be so qualified could reasonably be expected to cause a Material Adverse Effect; and has not been known as or used in any corporate, fictitious or trade names in the past seven (7) years except as disclosed on Exhibit E attached hereto and made a part hereof."

2.07 Amendment to Section 8.1(H) of the Loan Agreement. Section 8.1(H) of the Loan Agreement is hereby amended by adding a new last sentence thereto which shall read in its entirety as follows:

"Discount is not engaged in any business activities and does not own or possess any Property."

2.08 Amendment to Section 8.1(P) of the Loan Agreement. The first sentence of Section 8.1(P) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"MMI's federal tax identification number is 74-1622891, and Security's federal tax identification number is 52-1149248."

2.09 Amendment to Section 9.1(J)(ii) of the Loan Agreement. Section 9.1(J)(ii) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"(ii) as soon as possible, but not later than (a) thirty (30) days after the end of each month hereafter that is not the last month of any fiscal quarter of Borrower and (b) forty-five (45) days after the end of each month hereafter that is the last month of any fiscal quarter of Borrower, unaudited interim consolidated financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;"

2.10 Amendment to Section 11.1(I) of the Loan Agreement. Section 11.1(I) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"(I) Change of Ownership. (i) Parent shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of MMI, or (ii) MMI shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of Security."

2.11 Amendment to Section 13.10 of the Loan Agreement. Section 13.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

"13.10. Notice. Except as otherwise expressly provided herein, all notices, requests and demands to or upon a party hereto shall be in writing, and shall be deemed to have been validly served, given or delivered (A) if sent by certified or registered mail against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, if earlier, when delivered against receipt, (B) if sent by telegraphic notice, when delivered to the telegraph company, or (C) if sent by any other method, upon actual delivery, in each case addressed as follows:

If to Collateral Agent: Fleet Capital Corporation
2711 North Haskell
Suite 2100, LB 21
Dallas, Texas 75204
Attention: Loan Administration Manager

w/ a courtesy copy to: Patton Boggs LLP
2200 Ross Avenue, Suite 900
Dallas, Texas 75201
Attention: R. Jeffrey Cole

If to Borrower: MMI Products, Inc.
Security Fence Supply Co., Inc.
515 W. Greens Road, Suite 710
Houston, Texas 77067
Attention: President

w/a courtesy copy to: Weil, Gotshal & Manges LLP
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
Attention: Michael A. Saslaw, Esq.

If to Lenders: Fleet Capital Corporation
2711 North Haskell
Suite 2100, LB 21
Dallas, Texas 75204
Attention: Loan Administration Manager

Transamerica Business Credit Corporation
8750 West Bryn Mawr Avenue, Suite 720
Chicago, Illinois 60631
Attention: David A. Sheetz

or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10; provided, however, that any notice, request or demand to or upon Collateral Agent pursuant to Section 2.4 and Section 3.4 shall not be effective until received by Collateral Agent."

2.12 Amendment to Exhibit D to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit D to the Loan Agreement (Borrower's Business Locations) is hereby deleted in its entirety and replaced with the Exhibit D attached hereto as Annex A.

2.13 Amendment to Exhibit E to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit E to the Loan Agreement (Corporate Names) is hereby deleted in its entirety and replaced with the Exhibit E attached hereto as Annex B.

2.14 Amendment to Exhibit F to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit F to the Loan Agreement (Patents, Trademarks, Copyrights and Licenses) is hereby deleted in its entirety and replaced with the Exhibit F attached hereto as Annex C.

2.15 Amendment to Exhibit G to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit G to the Loan Agreement (Capital Structure) is hereby deleted in its entirety and replaced with the Exhibit G attached hereto as Annex D.

2.16 Amendment to Exhibit I to Loan Agreement. Effective upon satisfaction of the conditions set forth on Article III of this Amendment, Exhibit I to the Loan Agreement (Litigation) is hereby deleted in its entirety and replaced with the Exhibit I attached hereto as Annex E.

2.17 Amendment to Exhibit J to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit J to the Loan Agreement (Pension Plans) is hereby deleted in its entirety and replaced with the Exhibit J attached hereto as Annex F.

2.18 Amendment to Exhibit K to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit K to the Loan Agreement (Labor Contracts) is hereby deleted in its entirety and replaced with the Exhibit K attached hereto as Annex G.

2.19 Amendment to Exhibit L to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit L to the Loan Agreement (Capital Leases) is hereby deleted in its entirety and replaced with the Exhibit L attached hereto as Annex H.

2.20 Amendment to Exhibit M to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit M to the Loan Agreement (Operating Leases) is hereby deleted in its entirety and replaced with the Exhibit M attached hereto as Annex I.

2.21 Amendment to Exhibit N to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit N to the Loan Agreement (Permitted Liens) is hereby deleted in its entirety and replaced with the Exhibit N attached hereto as Annex J.

2.22 Amendment to Exhibit P to Loan Agreement. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit P to the Loan Agreement (Property Subject to Landlord or Warehouseman Agreements) is hereby deleted in its entirety and replaced with the Exhibit P attached hereto as Annex K.

ARTICLE III

Conditions Precedent

3.01 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

(a) Collateral Agent shall have received on behalf of the Lenders;

(i) this Amendment, duly executed by Borrower;

(ii) a consent, ratification and release executed by Parent, in form and substance satisfactory to Lenders; and

(iii) such additional documents, instruments and information as Collateral Agent, Lenders or their legal counsel may reasonably request.

(b) The representations and warranties contained herein and in the Loan Agreement and the Other Agreements, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof,

(c) No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been specifically waived in writing by Lenders; and

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Collateral Agent, Lenders and their legal counsel.

ARTICLE IV

Grant of Security Interest by Security

4.01 In accordance with Section 4.1 of the Loan Agreement, to secure the prompt payment and performance to Lenders of the Obligations, Security hereby grants to Collateral Agent, for the benefit of Lenders, and ratifies and reaffirms its earlier grant to Collateral Agent, for the benefit of Lenders, of, a continuing security interest in and Lien upon all Property of Security, including all of the following Property and interests in Property of Security, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(A) Accounts;

(B) Inventory;

(C) Equipment;

(D) General Intangibles;

(E) all investment property (as defined in Section 9.115 of the Code);

(F) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Collateral Agent or any Lender or a bailee of Collateral Agent or any Lender;

(G) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D), (E) and (F) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

(H) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Security pertaining to any of (A), (B), (C), (D), (E), (F) or (G) above.

By execution of this Amendment, Security agrees to become an additional named "Borrower" for all purposes under the Loan Agreement (except as may be limited by Section 2.9 of the Loan Agreement), including, without limitation, for purposes of the grant of the Liens in favor of Collateral Agent for the benefit of Lenders against the assets of Security, and for purposes of becoming subject to the terms and conditions of Section 4 of the Loan Agreement.

ARTICLE V

Limited Waiver

5.01 Upon Borrower's compliance with the terms and conditions in Article III hereof, Collateral Agent and Lenders hereby consent to the Stock Acquisition and waive any Default or Event of Default that would otherwise arise under Section 9.2 of the Loan Agreement solely by reason of (i) MMI's execution, delivery and performance of the Stock Purchase Agreement, and (ii) MMI's consummation of the Stock Acquisition. Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by Collateral Agent or Lenders of any covenant or provision of the Loan Agreement, the Other Agreements, this Amendment, or of any other contract or instrument between Borrower, Collateral Agent and/or Lenders, and the failure of Collateral Agent or Lenders at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Collateral Agent or Lenders to thereafter demand strict compliance therewith. Collateral Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the Other Agreements, this Amendment and any other contract or instrument between Borrower, Collateral Agent and Lenders.

ARTICLE VI

Ratifications, Representations and Warranties

6.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. Borrower, Collateral Agent and Lenders agree that the Loan Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

6.02 Representations and Warranties. Each Borrower hereby represents and warrants to Collateral Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Certificate/Articles of Incorporation or Bylaws of such Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Collateral Agent and Lenders; (d) such Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements, as amended hereby; and (e) MMI has not amended its Certificate Incorporation or its Bylaws since the date of the Loan Agreement, except for a restatement of the Certificate of Incorporation which merely restates and integrates, but does not further amend, the Certificate of Incorporation.

ARTICLE VII

Miscellaneous Provisions

7.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Collateral Agent or Lenders or any closing shall affect the representations and warranties or the right of Collateral Agent or Lenders to rely upon them.

7.02 Reference to Loan Agreement. Each of the Loan Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Other Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

7.03 Expenses of Collateral Agent and Lenders. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Collateral Agent and Lenders in connection with the preparation, negotiation, and execution of this Amendment and the Other Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel, and all costs and expenses incurred by Collateral Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Other Agreements, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel.

7.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Collateral Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

7.06 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

7.07 Effect of Waiver. No consent or waiver, express or implied, by Collateral Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

7.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

7.09 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

7.10 Release. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM COLLATERAL AGENT OR LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

7.11 Final Agreement. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND MAJORITY LENDERS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed on the date first above-written, to be effective upon satisfaction of the conditions set forth herein.

"BORROWERS"
MMI PRODUCTS, INC.

By: /s/ Robert N. Tenczar
Robert N. Tenczar,
Chief Financial Officer
SECURITY FENCE SUPPLY CO., INC.

By: /s/ Henry F. Long
Henry F. Long, III,
President

"LENDERS"
FLEET CAPITAL CORPORATION

By:
Joy L. Bartholomew,
Senior Vice President

TRANSAMERICA BUSINESS CREDIT CORPORATION

By:
Name:
Title:

"COLLATERAL AGENT"
FLEET CAPITAL CORPORATION

By:
Joy L. Bartholomew,
Senior Vice President

CONSENT, RATIFICATION AND RELEASE

The undersigned, hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement, and acknowledges that its guaranty agreement is in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document, that its consent is not required to the effectiveness of the within and foregoing document, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the Other Agreements. THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS. THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS". INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

"GUARANTOR"
MERCHANTS METALS HOLDING COMPANY
By: /s/ Robert N. Tenczar
Name: Robert N. Tenczar
Title: Vice President - Finance